UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2013

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51329	94-3330837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 616-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2013, XenoPort, Inc. (the “Company”) entered into a Master Manufacturing and Supply Agreement (the “Supply Agreement”) with Patheon Pharmaceuticals Inc. (“Patheon”) pursuant to which Patheon agreed to supply the Company with commercial supplies of Horizant (gabapentin enacarbil) Extended-Release Tablets (the “Product”). Patheon is currently qualified by the U.S. Food and Drug Administration to manufacture and supply the Product and has served as a contract manufacturer of the Product for Glaxo Group Limited. Under the Supply Agreement, the Company will provide non-binding rolling forecasts to Patheon of its long-term requirements for the Product, and from time-to-time deliver binding firm purchase orders for manufacturing and supply of the Product. The Company will be responsible for providing Patheon with the active pharmaceutical ingredient in the Product. The Company’s purchase price for the manufacture and supply of the Product from Patheon is volume-based. The Company is not subject to any minimum purchase requirements under the Supply Agreement, and may purchase its requirements of the Product from any other qualified suppliers. During the term of the Supply Agreement, Patheon is not permitted to manufacture gabapentin enacarbil (or any product containing gabapentin enacarbil) for any party other than the Company, its designee or any authorized licensee of the Company. The Supply Agreement commenced on September 25, 2013 and expires on December 31, 2025, and thereafter will automatically renew for one-year periods unless either party provides 18 months prior notice of its desire not to renew. In addition, the Company may terminate the Supply Agreement for any reason upon 18 months prior notice, and both parties have early termination rights with notice of varying lengths for other causes, including for the counterparty’s uncured breach. Patheon also has the right to terminate the Supply Agreement upon 18 months prior notice if the Company sells, assigns or otherwise transfers rights to Horizant to a competitor of Patheon.

The foregoing is only a brief description of the material terms of the Supply Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Supply Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: September 26, 2013	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer